Exhibit 10.1
SHARE EXCHANGE AGREEMENT

THIS AGREEMENT made and entered into this 15th day of September 2007, by and between Hall Tees, Inc. (“HTEES”) a Nevada corporation, and Halltees and Promotions, LLC (“HPRO”) a Texas limited liability company, and the members of HPRO (“SH”); HTEES, HPRO and SH together, the “Parties”.

WHEREAS, HPRO has outstanding 7,000 membership interests, which represents 100% of the HPRO stock outstanding;

WHEREAS, HTEES is a newly formed entity with 50,000,000 shares of common stock authorized, par value of $0.001, of which no shares have been issued, and 20,000,000 shares of preferred stock authorized, par value of $0.001, of which no shares have been issued;

WHEREAS, the SH of HPRO wish to transfer and/or exchange their stock in HPRO for common stock in HTEES; and

NOW THEREFORE, in consideration of the mutual promises, undertakings, covenants and conditions herein contained, and in the further and additional consideration of the mutual performance thereof, the parties hereby agree as follows (all dollar amounts are in US dollars):

1.	The SH of HPRO hereby represent and warrant that they own full ownership rights to the 7,000 membership interests of HPRO.

2.
The SH of HPRO hereby agree to surrender their certificates in HPRO in exchange for 7,000,000 shares to be issued to the SH on the basis of 1,000 shares for each membership interest. The 7,000,000 shares will therefore be issued as follows:

William Lewis	6,450,000 shares
Camelot Lakes, Ltd.	250,000 shares
D.D. Smith	300,000 shares

3.	William Lewis, the sole director named in the Articles of Incorporation of HTEES, hereby agrees to issue 7,000,000 shares of HTEES in exchange for 100% of the outstanding stock of HPRO.

4.
The parties agree to execute any further documents, stock powers, board of directors minutes, etc., as reasonably requested or required by the other party to consummate such exchange as soon as possible.

5.	Each party hereby agrees to, and does hereby indemnify and save harmless the other party hereto against any claim, liability, or indebtedness with regard to the assets being sold hereunder.

IN WITNESS WHEREOF, the parties hereto have hereby set their hands and seals as of the day and year first above written.

Hall Tees, Inc.	Halltees and Promotions, LLC
William Lewis, Sole Director named	William Lewis, Managing Member
In the Articles of Incorporation

Members of Halltees and Promotions, LLC

William Lewis

Camelot Lakes, Ltd.

D. D. Smith